Exhibit 1.01

CONFLICT MINERALS REPORT OF

MOTOROLA SOLUTIONS, INC.

FOR THE REPORTING PERIOD FROM

JANUARY 1 TO DECEMBER 31, 2015

I. Introduction

This is the Conflict Minerals1 Report of Motorola Solutions, Inc. (may be referred to as “Motorola Solutions”, the “Company,” “we,” “us,” or “our”) for calendar year 2015 (excepting conflict minerals that, prior to January 31, 2013, were located outside of the supply chain) in accordance in all material respects with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “Act”). Numerous terms in this Report are defined in Rule 13p-1 of the Act and Form SD and the reader is referred to those sources, and also to Release No. 34-67716 (August 22, 2012) of the Act (the “Adopting Release”) for such definitions.

In accordance in all material respects with Rule 13p-1, we undertook efforts to determine the content and source of the minerals within our products. The Company designed its efforts in conformity, in all material respects, with the internationally recognized due diligence framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD 2013) (“OECD Framework”) and related Supplements for each of the conflict minerals.

The statements below are based on the due diligence activities performed to date and in good faith by Motorola Solutions and are based on the infrastructure and information available at the time of this filing. There are factors that could affect the accuracy of these statements. These factors include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters, evolving definition and confirmation of smelters, incomplete information from industry or other third-party sources, continuing guidance regarding the SEC final rules, and other issues.

II. Design of Due Diligence Measures

The Company designed its overall conflict minerals policies and procedures based on the five step framework developed by OECD (2013), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition (OECD Due Diligence Guidance) OECD Publishing (http://dx.doi.org/10.1787/9789264185050-en ) and the supplements on tin, tantalum, tungsten and gold.

Our implementation of the five step framework consists of the following activities which are discussed in further detail in Section III (RCOI) and Section IV (Due Diligence).

[1]	The term “conflict mineral” is defined in Section 1502(e)(4) of the Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country

1.	Development of Conflict Mineral Policies and Procedures

2.	Risk Assessment of Potential Sources of Conflict Minerals in Our Supply Chain

3.	Mitigation of Sourcing from Conflict Smelters / Refiners

4.	Auditing of Smelters/Refiners to Ensure Conflict Free Status

5.	Reporting of Results of the above Activities

Our efforts utilized multi-industry initiatives with the smelters and refiners of minerals who may provide those minerals to companies in our supply chain. The Company, as a purchaser of component parts, is many steps removed from the mining of conflict minerals; the Company does not purchase raw ore or unrefined conflict minerals, and conducts no purchasing activities directly in the Covered Countries.

III. Management Systems and Reasonable Country of Origin Inquiry

The following outlines the measures taken to determine country of origin.

Step 1. Policy and Management System

a. Conflict Minerals Policy – As required by the OECD Framework, Motorola Solutions developed a policy which establishes the expectations of our suppliers to responsibly source products on a conflict free basis. The policy resides in our Supplier Code of Conduct and can be found at http://responsibility.motorolasolutions.com/index.php/downloads/. It is periodically reviewed and updated, if necessary.

b. Company level grievance mechanism – As required by the OECD Framework, Motorola Solutions utilizes our internal Ethics Line to provide a grievance mechanism. All Motorola Solutions employees as well as those outside the Company can communicate directly and confidentially (via phone/fax/email) with the Office of Ethics without fear of retaliation.

Step 2. Conduct Risk Assessment

The MSI process relied on the Conflict Minerals Reporting Template and Conflict-Free Smelter Program developed by the Conflict Free Sourcing Initiative. The following steps were taken as part of our risk assessment process.

a. Identify products in scope – Our internal cross-functional group of employees assigned to our conflict-free minerals team reviewed the categories of products that we sell to determine the products that are in scope as described in the Adopting Release. As part of this process, the Company identified direct suppliers that provide products potentially containing conflict minerals, and set a goal to collect CMRT data from suppliers representing 93% of the in-scope direct material spend for this report, an improvement of 3% over the previous year’s survey.

b. Conduct Reasonable Country of Origin Inquiry (“RCOI”) – As part of the RCOI, the Company used the industry-developed Conflict Minerals Reporting Template (“CMRT”). We evaluated the responses in the template to determine the reporting obligations based on the RCOI. We surveyed tier 1 direct suppliers that provide material and components for products that are within scope and, as needed, performed due diligence steps to identify the smelters and refiners who contribute refined conflict minerals to the Company.

c. Identify smelters/processors – The Company compared the smelters and refiners identified by direct suppliers via the supply-chain survey against the list of smelter facilities designated as “conflict free” by the Conflict Free Sourcing Initiative’s (CFSI) independent third-party smelter audit program.

IV. Due Diligence Measures Performed by Company

The following outlines the measures taken to exercise due diligence in conformance with the OECD Due Diligence guidance.

Step 3. Mitigate Risk

As part of the risk mitigation process we compared the list of smelters/processors collected from suppliers and compared it to the Conflict Free Smelter list developed by the Conflict Free Sourcing Initiative (CFSI). After completing this review, the Company communicated to suppliers who have smelters and/or processors that are not on the CFS list to migrate their supply chain to those that are on the CFS list. The communication also includes a recommendation for a supplier to recommend that the smelter and/or refiner in their supply chain participate in the CFS program. In addition, suppliers who reported all smelters and/or processors in their supply chain are identified by CFSI as “conflict-free” were sent letters acknowledging their efforts to establish a conflict-free supply chain, and encouraging them to continue to maintain it as such.

Step 4. Audit of Smelters/Refiners

Step 4 of the OECD due diligence process recommends that downstream companies implement audits by cooperating through their industry organizations, and that downstream companies participate in and contribute to such organizations. The Company is a member of the Conflict Free Sourcing Initiative (CFSI) of the Electronic Industry Citizenship Coalition and the Global e-Sustainability Initiative (EICC/GeSI). As a member, the Company has supported the execution of the Conflict Free Smelter Program (CFSP) and has relied on the CFSP to develop information on the country and mine or location of origin of conflict minerals in the Company’s products. The efforts to determine mine or location of origin through CFSI are described on the CFSI website at http://www.conflictfreesourcing.org/.

Step 5. Results of Due Diligence

In our 2015 survey, we requested CMRT data from 176 suppliers. We received data from suppliers representing over 93% of our in-scope direct material spend, exceeding our internal goal. A review of this data showed that 211 of the smelters identified in our supply chain are certified as “conflict-free” by the CFSI. A further 85 smelters are identified by CFSI as having agreed to participate in the CFSP program but are not yet certified as conflict-free. See Appendix I for a list of countries of origin identified through the RCOI process.

The Company has determined that materials in products were derived from Covered Countries. Accordingly, this Conflict Minerals Report has been filed with the SEC and is available on our website at www.motorolasolutions.com/investor.

V. Product Description

On the basis of the measures described above, the Company has determined that as of December 31, 2015, a portion of its necessary conflict minerals originated or may have originated in the Democratic Republic of Congo or an adjoining country.

1.	Description of products – The products subject to this disclosure include: (i) two-way portable radios and vehicle-mounted radios, (ii) accessories such as speaker microphones, batteries, earpieces, headsets, carry cases and cables, (iii) software features and upgrades, (iv) the radio network core and central processing software, (v) base stations, (vi) consoles, and (vii) repeaters.

2.	Processing Facilities – Based on the input received from our suppliers, the facilities listed in Table 1 may have been used in the processing of conflict minerals used in our products.

VI. Steps to Improve Due Diligence

We will continue to communicate our expectations and information requirements to our direct suppliers. We will also continue to monitor changes in circumstances that may impact the facts or our determination. Over time, we anticipate that the amount of information globally on the traceability and sourcing of these ores will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional fact and risk assessments where potentially relevant changes in facts or circumstances are identified. New suppliers will be reviewed for conflict minerals conformance during initial business reviews. If we become aware of a supplier whose due diligence needs improvement, we intend to continue the trade relationship while that supplier improves its performance. However, if we identify an upstream supplier is sourcing from or linked to any party providing direct or indirect support to non-state armed groups we will work with our supply chain to suspend or discontinue engagement with that upstream supplier. We expect our suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

In 2015, we implemented a data management system that allows us to store data collected from suppliers via the CMRT. This system has data analysis capabilities that allow us to efficiently review the quality of supplier responses and will allow us to measure improvements over time.

In addition to those above, the Company will undertake the following steps during the next compliance period to improve the due diligence conducted to further mitigate the risk that its necessary conflict minerals do not benefit armed groups, including:

•	Continue to collect responses from suppliers using tools such as the Conflict Minerals Reporting Template.

•	Continue to direct suppliers to information and training resources that will improve the quality of the data in the supplier responses.

•	Compare and validate RCOI results to information collected via independent conflict free smelter validation programs such as the Conflict Free Sourcing Initiative.

•	Inform and encourage suppliers to transition to smelters identified by the due diligence process as “conflict free” by an independent audit program such as the Conflict Free Sourcing Initiative.

•	Continue support of key in-region conflict-free sourcing initiatives like the Public-Private Alliance for Responsible Minerals Trade (“PPA”), the ITRI Tin Supply Chain Initiative (iTSCi) and the Conflict Free Sourcing Initiative (“CFSI”).

•	Continue to support implementation of closed pipe systems, through our support of organizations such as the Solutions for Hope Platform.

•	Continue to allow verified conflict-free material from the region to enter our supply chain.

VII. Independent Private Sector Audit

Not required for calendar year 2015.

Table 1

SMELTERS OR REFINERS CURRENTLY IDENTIFIED AS CONFLICT-FREE

This list contains identified conflict-free smelters/refiners reported by Motorola Solutions suppliers using the Conflict Minerals Reporting Template (up to and including version 4.01b) collected through April 11, 2016. The identified smelters/refiners have been confirmed as smelters/refiners by the CFSI as of April 11, 2016.

Metal	Standard Smelter Name	Smelter Location/Country	Smelter ID
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	CCR Refinery – Glencore Canada Corporation	CANADA	CID000185
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	DODUCO GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Materion	UNITED STATES	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Précinox S.A.	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938

Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Republic Metals Corporation	UNITED STATES	CID002510
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	Exotech Inc.	UNITED STATES	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	QuantumClean	UNITED STATES	CID001508
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769

Tantalum	Taki Chemicals	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	Zhuzhou Cemented Carbide	CHINA	CID002232
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568
Tantalum	Tranzact, Inc.	UNITED STATES	CID002571
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	Alpha	UNITED STATES	CID000292
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	PT Justindo	INDONESIA	CID000307
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	CV Serumpun Sebalai	INDONESIA	CID000313
Tin	CV United Smelting	INDONESIA	CID000315
Tin	Dowa	JAPAN	CID000402
Tin	EM Vinto	BOLIVIA	CID000438
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142
Tin	Mineração Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT REFINED BANGKA TIN	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	Rui Da Hung	TAIWAN	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Thaisarco	THAILAND	CID001898
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	PT WAHANA PERKIT JAYA	INDONESIA	CID002479
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	CV Ayi Jaya	INDONESIA	CID002570

Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	CID002774
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Tungsten	H.C. Starck GmbH	GERMANY	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649

Table 2

SMELTERS AND REFINERS NOT CURRENTLY IDENTIFIED AS CONFLICT-FREE

This list contains identified true smelters/refiners not currently listed as conflict-free, reported by Motorola Solutions suppliers using the Conflict Minerals Reporting Template (up to and including version 4.01b) collected through April 11, 2016. However, as our suppliers may be responding on a company level basis, the list below may not be comprehensive and diligence remains ongoing. The identified smelters/refiners have been confirmed as true smelters/refiners by the CFSI as of April 11, 2016.

Metal	Standard Smelter Name	Smelter Location/Country	Smelter ID
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Advanced Chemical Company	UNITED STATES	CID000015
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	Caridad	MEXICO	CID000180
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	CID000988
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362

Gold	Sabin Metal Corp.	UNITED STATES	CID001546
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF	CID001562
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	So Accurate Group, Inc.	UNITED STATES	CID001754
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Faggi Enrico S.p.A.	ITALY	CID002355
Gold	Geib Refining Corporation	UNITED STATES	CID002459
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	CID002511
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Tin	Chenzhou Yun Xiang mining limited liability company	CHINA	CID000228
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tin	Feinhütte Halsbrücke GmbH	GERMANY	CID000466
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Jiangxi Nanshan	China	CID000864
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	CID001063
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA	CID001136
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231
Tin	PT Alam Lestari Kencana	INDONESIA	CID001393
Tin	PT Bangka Kudai Tin	INDONESIA	CID001409
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416
Tin	PT Fang Di MulTindo	INDONESIA	CID001442
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Seirama Tin investment	INDONESIA	CID001466
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin	Phoenix Metal Ltd.	RWANDA	CID002507
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	CV Dua Sekawan	INDONESIA	CID002592
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	An Thai Minerals Co., Ltd.	VIET NAM	CID002825
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868
Tungsten	Kennametal Fallon	UNITED STATES	CID000966
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	CID002532
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	CID002538
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	CID002578
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579

APPENDIX I – Countries of Origin

The information provided in this Appendix is based on the information collected from Motorola Solutions suppliers.

Angola	France	Portugal
Argentina	Germany	Republic of Congo
Australia	Guyana	Russia
Austria	Hungary	Rwanda
Belgium	India	Sierra Leone
Bolivia	Indonesia	Singapore
Brazil	Ireland	Slovakia
Burundi	Israel	South Africa
Cambodia	Japan	South Korea
Canada	Kazakhstan	Spain
Central African Republic	Kenya	Suriname
Chile	Laos	Switzerland
China	Luxembourg	Taiwan
Colombia	Madagascar	Tanzania
Côte D’Ivoire	Malaysia	Thailand
Czech Republic	Mongolia	Uganda
Djibouti	Mozambique	United Kingdom
Ecuador	Namibia	United States of America
Egypt	Netherlands	Vietnam
Estonia	Nigeria	Zambia
Ethiopia	Peru	Zimbabwe